Exhibit 32.2

CERTIFICATIONS

I, Timothy Schatz, Principal Financial Officer of CommerceTel Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

1.
The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2012	By:	/s/ Timothy Schatz
Timothy Schatz
Chief Financial Officer
(Principal Financial and Accounting Officer)